Exhibit 10.4

EXECUTION COPY

INVESTMENT NUMBER 10296

Amendment No. 2 to the

IFC Loan Agreement

among

PRICESMART, INC.

and

PSMT CARIBE, INC.

and

PSMT TRINIDAD/TOBAGO LIMITED

and

INTERNATIONAL FINANCE CORPORATION

Dated September 15, 2004

AMENDMENT No. 2 TO THE IFC LOAN AGREEMENT

AMENDMENT No. 2 TO THE IFC LOAN AGREEMENT (the “Amendment No. 2”) dated September 15, 2004, entered into by and among PRICESMART, INC., PSMT CARIBE, INC., PSMT TRINIDAD/TOBAGO LIMITED (collectively, the “Co-Borrowers”), and INTERNATIONAL FINANCE CORPORATION, an international organization established by the Articles of Agreement among its member countries (“IFC”).

WHEREAS:

(A) The Co-Borrowers and IFC entered into the IFC Loan Agreement dated January 26, 2001 (the “IFC Loan Agreement”), setting forth the terms and conditions therein set forth, as amended by Amendment No. 1 to the IFC Loan Agreement dated October 2, 2002;

(B) The parties hereto have agreed to amend Section 3.06 of the IFC Loan Agreement and intend to set forth herein the aforesaid changes.

NOW THEREFORE, the parties hereto hereby agree as follows:

1. Definitions. Wherever used in this Amendment N. 2, unless the context otherwise requires, or the terms are individually defined herein, terms defined in the IFC Loan Agreement shall have the same meanings herein.

2. Amendments. (a) Section 3.06 of the IFC Loan Agreement is hereby deleted in its entirety and replaced with the following provision:

“Section 3.06. Prepayment. Subject to Section 6.04(c),

(a) the Co-Borrowers may prepay on any Interest Payment Date all or any part of the A Loan, on not less than forty-five (45) days’ prior notice to IFC, but only if:

(i)	the Co-Borrowers simultaneously pay all accrued interest and Increased Costs (if any) on the amount of the A Loan to be prepaid, together with all other amounts then due and payable under this Agreement, including the amount payable under Section 3.11 (Unwinding Costs), if the prepayment is not made on an Interest Payment Date;

(ii)	the Co-Borrowers simultaneously prepay a pro rata portion of the OPIC Loan;

(iii)	for a partial prepayment, that prepayment is in an amount not less than three million Dollars ($3,000,000); and

(iv)	if requested by IFC, the Co-Borrowers deliver to IFC, prior to the date of prepayment, evidence satisfactory to IFC that all necessary Authorizations with respect to the prepayment have been obtained.

(b) Amounts of principal prepaid under this Section shall be applied by IFC to all the respective outstanding installments of principal of the A Loan on a pro-rata basis.

(c) Upon delivery of a notice in accordance with Section 3.06(a), the Co-Borrowers shall make the prepayment in accordance with the terms of that notice.

(d) Any principal amount of the A Loan prepaid under this Agreement may not be re-borrowed.”

3. Ratification. Except for the changes to the IFC Loan Agreement contemplated by this Amendment No. 2, no other change and/or amendment is made to the remaining provisions of the IFC Loan Agreement, which remain in full force and effect.

4. Effectiveness. This Amendment No. 2 is effective on the date hereof.

5. Governing Law. This Amendment No. 2 shall be governed by, and construed in accordance with the laws of the State of New York, United States of America, without giving effect to its conflict of laws rules which might render applicable on a general basis the laws of any other jurisdiction.

6. Counterparts. This Amendment No. 2 may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorized representatives, have caused this Amendment No. 2 to be signed in their respective names as of the date first above written.

PRICESMART, INC.

By	/s/ John Heffner
Name:	John Heffner
Title:	Executive V.P./CFO

PSMT CARIBE, INC.

By	/s/ Atul Patel
Name:	Atul Patel
Title:	Director/Treasurer

PSMT TRINIDAD/TOBAGO LIMITED

By	/s/ Ernesto Grijalva
Name:	Ernesto Grijalva
Title:	Director/Secretary

INTERNATIONAL FINANCE CORPORATION

By	/s/ Stanley Greig
Authorized Representative